UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2007

FOREFRONT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 21, 2007, Forefront Holdings, Inc. announced that its common stock has been removed from trading on the OTC Bulletin Board as a result of its annual report on Form 10-KSB for the year ended December 31, 2006 having not yet been filed with the Securities and Exchange Commission. The press release is attached as an exhibit to this Report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Forefront Holdings, Inc. on May 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ForeFront Holdings, Inc.

Dated: May 24, 2007	By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer